Exhibit 32

CERTIFICATION OF 10-Q REPORT OF INFORM WORLDWIDE HOLDINGS, INC.

FOR THE QUARTER SEPTEMBER 30, 2003

1. The undersigned are the Chief Executive Officer,  Chief Financial Officer and
Treasurer of Inform Worldwide Holdings, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-Q  Report  of Inform  Worldwide  Holdings,  Inc.  for the  quarter  ended
September 30, 2003.

2. We certify  that such 10-Q Report fully  complies  with the  requirements  of
Section  13(a)  or  15(d) of the  Securities  exchange  Act of 1934 and that the information  contained  in such 10-Q Report  fairly  presents,  in all  material respects,  the financial condition and results of operations of Inform Worldwide
Holdings, Inc.

This Certification is executed as of November 14, 2003.

                                           /s/ Anthony Clanton
                                          ------------------------------
                                          Anthony Clanton
                                          Title: Chief Executive, Financial and
                                                 Accounting Officer

                                           /s/ Donald Plekenpol
                                          ------------------------------
                                          Donald Plekenpol
                                          Title: Treasurer, Secretary and
                                                 Director